Exhibit 8.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

[__], 2022

Re:	Material U.S. Federal Income Tax Considerations

Dynamics Special Purpose Corp.

2875 El Camino Real

Redwood City, California, 94061

United States of America

Ladies and Gentlemen:

We have acted as counsel to Dynamics Special Purpose Corp., a Delaware corporation, (“DYNS”) in connection with the transactions contemplated by the Business Combination Agreement, dated as of December 19, 2021 (as amended or modified from time to time, including as amended on February 12, 2022, the “Business Combination Agreement”), by and among DYNS, Senti Biosciences, Inc., a Delaware corporation (“Senti”), and Explore Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of DYNS (“Merger Sub”), including the merger of Merger Sub into Senti (the “Merger”) with Senti surviving as a wholly-owned subsidiary of DYNS (the transactions contemplated by the Business Combination Agreement, the “Business Combination”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement (defined below).

This opinion is being delivered in connection with the Registration Statement (File No. 333-262707) of DYNS on Form S-4, filed with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”).

In preparing the opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Business Combination Agreement; and (iii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Business Combination will be consummated in the manner described in the Registration Statement and the Business Combination Agreement, and will be effective under applicable law, (ii) none of the terms or conditions contained in either the Registration Statement or the Business Combination Agreement will be waived or modified and (iii) the facts relating to the Merger and the Business Combination are accurately and completely reflected in the Registration Statement and the Business Combination Agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the heading “Material Tax Considerations Related to a Redemption of Class A Common Stock” constitute the opinion of Davis Polk & Wardwell LLP as to the material U.S. federal income tax consequences of the exercise of redemption rights by U.S. Holders and Non-U.S. Holders of DYNS Class A Common Stock in connection with the shareholder vote regarding the Business Combination Proposal.

This opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Except as expressly set forth above, we express no other opinion. This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

Very truly yours,

[__], 2022	2